REGISTRATION NO. 333-07723



SECURITIES AND EXCHANGE COMMISSION


POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



F & M NATIONAL CORPORATION
(Exact Name of Issuer as Specified in Charter)

38 ROUSS AVENUE, WINCHESTER, VA  22601
540-665-4282
(Address, including Zip Code, and Telephone Number, including
Area Code, of Issuer's Principal Executive Offices)


ALFRED B. WHITT
SENIOR VICE PRESIDENT AND SECRETARY
F & M NATIONAL CORPORATION
38 ROUSS AVENUE
WINCHESTER, VA  22601
(Name and Address of Agent for Service)




This Amendment is filed to remove from registration under the Securities Act of 1993, as amended, 470,529 shares of Registrant's Common Stock registered under Registration Statement
No. 333-07723.


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REMOVAL FROM REGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to remove from registration 470,529 shares of Common Stock of the Registrant which were offered pursuant an Agreement and Plan of Reorganization, and related Plan of Merger, for all of the issued shares of Common Stock of Allegiance Banc Corporation, Bethesda, Maryland.

This transaction was effected October 1, 1996. At the effective date of the transaction, the Registrant issued 1,346,183 shares of the 1,816,712 shares of its Common Stock which had been registered under Form S-4 as Registration Statement No. 333-07723 on July 5, 1996.




                            SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-07723 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia:

F & M NATIONAL CORPORATION


BY  /s/
    ALFRED B. WHITT, SENIOR VICE PRESIDENT AND SECRETARY,
    AGENT FOR SERVICE

DATE:  October 18, 1996